Exhibit 10.2

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”), dated as of February 22, 2022, is between CVG CAPITAL III LLC (the “Seller”), and ASHLAND LLC (the “Buyer”).

Reference is made to (i) the Receivables Purchase Agreement, dated as of March 17, 2021 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among the Seller, as seller, Ashland LLC, as servicer (the “Servicer”), PNC Bank, National Association, as a committed purchaser, a group agent, LC participant, LC bank and the administrative agent (in such capacity, the “Administrative Agent”) and the committed purchasers (the “Committed Purchasers”), group agents (the “Group Agents”), LC participants and LC banks from time to time party thereto and (ii) the Second Amended and Restated Purchase and Sale Agreement, dated as of March 17, 2021 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Purchase and Sale Agreement”), among the Seller, the Servicer and the originators from time to time party thereto. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase and Sale Agreement or, if not defined therein, in the Receivables Purchase Agreement.

The Seller, the Servicer and the Buyer have informed each Purchaser and the Administrative Agent of the contemplated sale of all of the Transferred Property (as defined below) previously sold under the Purchase and Sale Agreement and the Receivables Purchase Agreement.

The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the Receivables that are identified on the electronic data file which the Buyer (or the Servicer on their behalf) delivered to the Administrative Agent on or prior to the date hereof (the “Subject Receivables”).

In consideration of the payment by the Buyer to the Seller on the date hereof of the purchase price (the “Purchase Price”) in an amount equal to the reasonably equivalent value of the respective Subject Receivables on the date hereof, as mutually agreed by such parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells, assigns and transfers to the Buyer, and the Buyer hereby purchases and assumes from the Seller, all right, title and interest of the Seller in, to and under the following (the “Transferred Property”):

(a)
each Subject Receivable;

(b)
all of such interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Subject Receivable;

(c)
all instruments and chattel paper that may evidence such Subject Receivables;

(d)
all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Subject Receivable, whether pursuant to the Contract related to such Subject Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(e)
all books and records evidencing or otherwise relating to any of the foregoing and any related investment property acquired with any Collections or other proceeds (as such term is defined in the applicable UCC) of any of the foregoing; and

(f)
all Collections in respect of, and other proceeds of any of the foregoing (the items listed in clauses (b) through (f), collectively, the “Subject Receivables Related Rights”);

provided however, that, for the avoidance of doubt, the Transferred Property shall not include (i) any Related Rights to the extent relating to any Receivable that is not a Subject Receivable or (ii) any Collections or other proceeds received in respect of any Subject Receivable prior to the close of business on the date hereof.

The Purchase Price shall be paid in full to the Seller by the Buyer on the date hereof in the form of (i) a reduction in the outstanding principal balance of each respective Intercompany Loan in favor of the Buyer in an amount equal to the lesser of the Purchase Price and the outstanding principal balance of such Intercompany Loan, plus (ii) to the extent the outstanding principal balance of such Intercompany Loan is less than the Purchase Price immediately prior to giving effect to such payment, a cash payment in the amount of such difference in accordance with the terms hereof, which amount shall constitute a Collection on the Subject Receivables for all purposes of the Receivables Purchase Agreement.

The assignment of the Seller made hereby is made without recourse, representation or warranty, except that the Seller represents and warrants that, immediately prior to such sale, assignment and transfer and after giving effect to the release contemplated below (a) it is the sole owner of the Transferred Property and (b) it is transferring the Transferred Property free and clear of any lien or encumbrance with respect thereto. It is the intention of the Seller and the Buyer that the assignment contemplated by this Assignment Agreement shall constitute a sale of the Transferred Property from the Seller to the Buyer and the beneficial interest in and title to such assets shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Buyer and the Seller hereby covenant and agree that, notwithstanding anything to the contrary set forth in the Purchase and Sale Agreement, no Subject Receivable shall hereafter be sold, transferred or assigned by the Buyer to the Seller pursuant to the Purchase and Sale Agreement.

By executing a counterpart hereto (a) the Administrative Agent hereby acknowledges and consents to the transfers contemplated herein and (b) upon (x) the Administrative Agent’s receipt of counterparts of this Assignment Agreement signed by each of the parties hereto and (y) payment by the Buyer to the Seller of the Purchase Price in accordance with the terms hereof, the Administrative Agent (for the benefit of the Secured Parties) hereby releases all of its right, title and interest in and to the Transferred Property, and any and all liens, security interests or other encumbrances granted to the Secured Parties or the Administrative Agent in the Transferred Property. The Administrative Agent and the Seller hereby agrees that (a) the term “Receivable” as used in the Receivables Purchase Agreement and the other Transaction Documents shall no longer include any Subject Receivables and (b) the term “Related Rights” or “Collections” as used in the Receivables Purchase Agreement and the other Transaction Documents shall no longer include any Subject Receivables Related Rights.

This Assignment Agreement shall be effective as of the date hereof upon the Administrative Agent’s receipt of counterparts hereto duly executed by each of the parties hereto. This Assignment Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. This Assignment Agreement may not be amended or otherwise modified except in writing executed by each of the parties hereto.

The Buyer hereby agrees that it will not institute, or join any other Person in instituting, against the Seller any Insolvency Proceeding for at least one year and one day following the day on which all amounts owed by the Seller under the Transaction Documents are paid in full.

The Administrative Agent is not hereby waiving, nor have they agreed to waive in the future, any Servicer Default, Event of Termination, Unmatured Event of Termination, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, or the breach of, or any rights and remedies related to the breach of, any provisions of the Receivables Purchase Agreement, the Purchase and Sale Agreement or any other Transaction Documents. This Assignment Agreement shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Purchase Agreement, the Purchase and Sale Agreement or any other Transaction Document other than as expressly set forth herein.

THIS ASSIGNMENT AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(continued on the following page)

IN WITNESS WHEREOF, the undersigned has caused this Assignment Agreement to be duly executed and delivered by its duly authorized officer as of the date first written above.

ASHLAND LLC,
as Buyer

By:	/s/ William Whitaker
Name:	William Whitaker
Title:	Vice President & Treasurer

CVG CAPITAL III LLC,
as Seller

By:	/s/ William Whitaker
Name:	William Whitaker
Title:	President

Acknowledged and Consented to:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Henry Chan
Name:	Henry Chan
Title:	Senior Vice President